Exhibit 10.1

EXECUTION COPY

FIRST AMENDMENT TO PURCHASE AGREEMENT, COMPANY SECURITY AND

PLEDGE AGREEMENT, SUBSIDIARY SECURITY AND PLEDGE AGREEMENT

AND REGISTRATION RIGHTS AGREEMENT

FIRST AMENDMENT TO PURCHASE AGREEMENT, COMPANY SECURITY AND PLEDGE AGREEMENT, SUBSIDIARY SECURITY AND PLEDGE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT (this “First Amendment”), dated as of March 13, 2008, by and between Distributed Energy Systems Corp., a Delaware corporation (the “Company”), Northern Power Systems, Inc., a Delaware corporation (“Northern”), Proton Energy Systems, Inc., a Delaware corporation (“Proton”), Technology Drive, L.L.C., a Connecticut limited liability company (“Tech LLC”) and Perseus Partners VII, L.P., a Delaware limited partnership (the “Purchaser”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined have the respective meanings provided such terms in the Purchase Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Company and the Purchaser are parties to a Securities Purchase Agreement, dated as of May 10, 2007 (as amended, modified and/or supplemented to, but not including, the date hereof, the “Purchase Agreement”);

WHEREAS, the Company and the Purchaser are parties to a Security and Pledge Agreement, dated as of June 1, 2007 (the “Company Security and Pledge Agreement”);

WHEREAS, each of Northern, Proton and Tech LLC (collectively, the “Subsidiary Guarantors”, and individually, a “Subsidiary Guarantor”) and the Purchaser are parties to a Security and Pledge Agreement, dated as of June 1, 2007 (the “Subsidiary Security and Pledge Agreement”);

WHEREAS, the Company and the Purchaser are parties to a Registration Rights Agreement, dated as of June 1, 2007 (the “Registration Rights Agreement”, and together with the Purchase Agreement, the Company Security and Pledge Agreement, the Subsidiary Security and Pledge Agreement, the “Investment Agreements”); and

WHEREAS, subject to the terms and conditions of this First Amendment, the Company, the Subsidiary Guarantors and the Purchaser (collectively, the “Parties”) hereto wish to amend certain provisions of, and enter into certain agreements with respect to, the Investment Agreements as herein provided;

NOW, THEREFORE, it is agreed:

I.	Amendments and Agreements With Respect To Purchase Agreement.

1. Section 1.1 of the Purchase Agreement is hereby amended by inserting the following new clause (c) at the end of said Section:

“(c) Additional Investment Note. In reliance upon the respective representations, warranties and covenants of the Parties contained in this Agreement, and subject to satisfaction of the applicable conditions set forth in Article II of this Agreement, at a closing date to be mutually agreed by the Parties, the Company shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase from the Company, a senior secured convertible promissory note, substantially in the form attached hereto as Exhibit K (the “Additional Investment Note”), that has an aggregate purchase price of $1,500,000, a maturity date of November 30, 2008 and is convertible into Common Shares. The proceeds from the issuance of the Additional Investment Note shall be used for general corporate purposes consistent with the Company’s Revised Business Plan (as defined below).”

2. Section 1.2(b) of the Purchase Agreement is hereby amended by deleting the text “and together with the Initial Investment Warrant, the ‘Warrants’” in the parenthetical at the end of said clause.

3. Section 1.3(a) of the Purchase Agreement is hereby amended by:

(i) substituting the following text “Each of the Initial Investment Closing, the Subsequent Investment Closing and the Additional Investment Closing” for the text “Each of the Initial Investment Closing and the Subsequent Investment Closing.”;

(ii) substituting the following text “on the Initial Investment Closing Date, the Subsequent Investment Closing Date and the Additional Investment Closing Date” for the text “on the Initial Investment Closing Date and the Subsequent Investment Closing Date”;

(iii) inserting the following new subclause (d) at the end of said Section:

“(d) At the Additional Investment Closing, (i) the Company shall issue and deliver to the Purchaser the Additional Investment Note, (ii) the Purchaser shall pay the purchase price for the Additional Investment Note by wire transfer of immediately available funds to the account designated by the Company on Schedule 1.3 hereto, (iii) the Company shall pay all Additional Investment Transaction Expenses owed to the Purchaser and (iv) the Parties (and, as applicable, their Affiliates) shall execute and deliver all other documentation contemplated hereby to be executed and delivered at such Closing.”

4. Section 1.4 of the Purchase Agreement is hereby amended by inserting the following sentence at the end of said Section:

“The net proceeds to the Company from the issuance and sale of the Additional Investment Note shall be used for general corporate purposes consistent with the Company’s Revised Business Plan.”

5. Article II of the Purchase Agreement is hereby amended by inserting the following new Sections 2.6 and 2.7 immediately after Section 2.5 appearing in said Section:

“2.6 Conditions to the Obligations of the Purchaser at the Additional Investment Closing. The obligations of the Purchaser to consummate the transactions described in this Agreement at the Additional Investment Closing are subject to the satisfaction (or waiver by the Purchaser), at or before the Additional Investment Closing, of the following conditions:

(a) Representations and Warranties Correct. The representations and warranties of the Company contained in this Agreement or in any other Transaction Document that are qualified as to materiality are true and correct, and all other representations and warranties of the Company contained in this Agreement or in any other Transaction Document that are not so qualified are true and correct in all material respects, in each case with the same effect as though made as of the date of this Agreement and as of the Additional Investment Closing, (i) except that the accuracy of representations and warranties that by their terms speak as of a specified date are determined as of such date and (ii) except for matters arising after the date of this Agreement that, (A) when viewed in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect or (B) have been disclosed in writing or electronically to the Purchaser or its representatives.”

(b) Performance of Obligations. The Company has performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement or any other Transaction Document, as amended, at or prior to the Additional Investment Closing.

(c) Compliance Certificate. The Purchaser has received a certificate dated as of the Additional Investment Closing Date and signed by the Chief Executive Officer of the Company on behalf of the Company stating that the conditions specified in Sections 2.6 (a), (b), (e), (f) and (g) have been satisfied.

(d) Definitive Transaction Documents. The Additional Investment Note has been issued and delivered by the Company to the Purchaser.

(e) Consents and Waivers. The Company has all material consents, approvals, authorizations, permits and waivers of, and delivered all notices to, third parties necessary for the Company to consummate the transactions contemplated by this Agreement and by the Transaction Documents, and all such consents, approvals, authorizations, permits and waivers are in full force and effect.

(f) Effectiveness of Other Transaction Documents; No Default. Each of the Transaction Documents executed and delivered at each of the Initial Investment Closing (except for the Senior Secured Note which was paid in full and terminated in accordance with its terms as of the Subsequent Investment Closing Date) and the Subsequent Investment Closing is in full force and effect and no Event of Default (or event or circumstance that with notice or the lapse of time would constitute an Event of Default) under the Senior Secured Convertible Note or any Additional Secured Notes that have been issued by the Company has occurred and is continuing as of the Additional Investment Closing.

(g) Material Adverse Effect. Since May 10, 2007, no event has occurred or is reasonably likely to occur that would reasonably be expected to have a Material Adverse Effect, other than as disclosed in the Disclosure Schedule where it is clear from a reading of the disclosure that such disclosure is applicable to this clause (g), or reflected in the Company’s filings with the SEC, or as disclosed in writing or electronically to the Purchaser or its representatives prior to the Additional Investment Closing Date.

(h) Reimbursement for Expenses. The Company has tendered payment for reimbursement of all expenses then owed to the Purchaser or Perseus, L.L.C. in accordance with Section 1.3(d) or Section 8.6(a).

(i) Approval of the Revised Business Plan. The Board has approved a revised business plan for the Company that is reasonably acceptable to the Purchaser, a copy of which is attached hereto as Exhibit L (the “Revised Business Plan”).

(j) Other Documents. The Purchaser has received from the Company such other documents as they may reasonably request.

Section 2.7 Conditions to Obligations of the Company at the Additional Investment Closing. The obligations of the Company to consummate the transactions described in this Agreement at the Additional Investment Closing are subject to the satisfaction (or waiver by the Company), at or before the Additional Investment Closing, of the following conditions:

(a) Representations and Warranties Correct. The representations and warranties of the Purchaser contained in this Agreement or in any other Transaction Document that are qualified as to materiality are true and correct, and all other representations and warranties of the Purchaser contained in this Agreement or in any other Transaction Document that are not so qualified are true and correct in all material respects, in each case as of the date of this Agreement and as of the Additional Investment Closing Date, with the same effect as though made as of each such date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date.

(b) Performance of Obligations. The Purchaser has performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement and each other Transaction Document at or prior to the Additional Investment Closing.

(c) Payment. The Purchaser has tendered payment for its Additional Investment Note in accordance with Section 1.1(c) and Section 1.3 of this Agreement.”

6. The first sentence of the preamble to Article III of the Purchase Agreement is hereby deleted in its entirety and replaced by the following new text:

“The Company represents and warrants to the Purchaser that, except as (i) set forth in the Company’s Disclosure Schedule delivered to the Purchaser prior to May 10, 2007 (the “Disclosure Schedule”), (ii) expressly disclosed in the Company’s last annual report on Form 10-K as filed with the SEC, excluding any exhibits thereto, or the Company’s reports on Form 10-Q as filed with the SEC subsequent to such annual report on Form 10-K, excluding any exhibits thereto, or (iii) disclosed in writing or electronically to the Purchaser or its representatives prior to the Additional Investment Closing Date, the statements contained in the following paragraphs of this Article III are all true and correct.”

7. The definition of the defined term “Company Reports” in Section 3.8 of the Purchase Agreement is hereby amended by replacing it with the following new text:

“(i) each Form 10-K report under the Exchange Act beginning with the fiscal year ended December 31, 2005 through the Effective Date, (ii) each Form 8-K report filed by the Company beginning with the fiscal year 2005 through the Effective Date, and (iii) each Form 10-Q report under the Exchange Act filed by the Company beginning with the fiscal year 2005 through the Effective Date, with the Effective Date in each case to include the effective date of the latest amendment to this Agreement”.

8. The definition of the defined term “Latest Balance Sheet” in Section 3.10 is hereby amended by deleting the date “March 31, 2007” and replacing it with the following new text “Company’s most recent set of financial statements filed with the SEC”.

9. Article V of the Purchase Agreement is hereby amended by inserting the following new Sections 5.20 and 5.21 immediately after Section 5.19:

“Section 5.20 Wind Opportunity Investment. Effective after the Additional Investment Closing, in the event that:

(a) one or more capital investors satisfactory to the Purchaser (the “Wind Investors”) invest with the Company in a project, joint venture, partnership or other transaction to be conducted with an entity other than the Company for the purpose of developing the Company’s wind turbine products (the “Wind Opportunity”), the Purchaser shall be issued, for no additional consideration, a five-percent fully diluted interest in such Wind Opportunity at the time of the Wind Investors’ (and any other person receiving interests in the Wind Opportunity contemporaneously with the investment by the Wind Investors) initial investment in the Wind Opportunity (the “Wind Stake”), with the interests issued to the Purchaser to have the same rights, powers and privileges as the interests received by the Company; provided that, the parties hereto agree that the term “initial investment” as used herein shall mean the aggregate initial investment made by all investors in the Wind Opportunity, whether or not completed in one or more tranches; or

(b) the Wind Investors pursue the Wind Opportunity by investing directly in the Company, the Company shall issue and deliver to the Purchaser for no additional consideration, a warrant, substantially in the form attached hereto as Exhibit M (the “Additional Investment Warrant”).”

Section 5.21 Asset Sales. Following the consummation of any sale of assets of the Company or any of its Affiliates other than sales in the ordinary course of business in accordance with the terms of the Promissory Notes and this Agreement (each, an “Asset Sale”) by the Company or any of its Affiliates, the Company shall, at the option of the Purchaser in its sole discretion,

(a) deliver an irrevocable letter of credit for the benefit of the Purchaser issued on terms and conditions acceptable to the Purchaser by a bank reasonably acceptable to the Purchaser in the amount of the Adjusted Net Proceeds (as defined below);

(b) open a restricted cash account at a bank reasonably acceptable to the Purchaser subject to an account control agreement in form and substance reasonably acceptable to the Purchaser and deposit the Adjusted Net Proceeds in such account;

(c) use all or part of the Net Proceeds to repay some or all of any monetary Obligations owed by the Company or any of its Affiliates to the Purchaser or any of its Affiliates, including but not limited to the Promissory Notes; or

(d) otherwise secure the Obligations or make such other arrangements with the Adjusted Net Proceeds as requested by the Purchaser in its sole discretion.

For purposes of this Section 5.21, “Net Proceeds” means the actual proceeds available to the Company after deduction of related transaction costs as agreed to by the Parties and “Adjusted Net Proceeds” means the Net Proceeds not used to repay monetary Obligations owed to the Purchaser pursuant to clause (c) above.”

10. Section 8.6 of the Purchase Agreement is hereby amended by inserting the following new clauses (c) and (d) at the end of such Section:

“(c) Wind Opportunity Expenses. The Company shall pay all reasonable out-of-pocket expenses and fees and disbursements, including without limitation attorneys’ fees, incurred by the Purchaser or on behalf of the Purchaser in connection with the evaluation, negotiation or consummation of any of the Wind Stake, the Wind Opportunity, the Additional Investment Warrant or any other transactions related to the Wind Opportunity, regardless of whether such transaction is consummated.

(d) Asset Sale Related Expenses. The Company shall pay all reasonable out-of-pocket expenses and fees and disbursements, including without limitation attorneys’ fees, incurred by the Purchaser or on behalf of the Purchaser in connection with the evaluation, negotiation or consummation of any Asset Sale, regardless of whether such Asset Sale is consummated, or any of the actions set forth in Section 5.21 of this Agreement.

11. Schedule I of the Purchase Agreement is hereby amended by replacing the definition of the term “Promissory Note” and “Promissory Notes” with the following new text:

“‘Promissory Note’ and ‘Promissory Notes’ means (i) the Senior Secured Note and any Additional Secured Notes thereunder, (ii) the Senior Secured Convertible Note and any promissory notes issued thereunder as paid in kind interest, and (iii) the Additional Investment Note and any promissory notes issued thereunder as paid in kind interest.”

12. Schedule I of the Purchase Agreement is hereby amended by replacing the definition of the term “Transaction Documents” with the following new text:

“Transaction Documents” means this Agreement, the Promissory Notes, the Warrants, the Security and Pledge Agreement, the Subsidiary Security and Pledge Agreements, the Guaranties, the Registration Rights Agreement, the Intercreditor Agreement, the Management Rights Letter and any other instrument or agreement at any time delivered in connection with the foregoing or to secure the Obligations, in each case as the same may be amended or restated from time to time, including but not limited to the First Amendment.

13. Schedule I of the Purchase Agreement is hereby amended by replacing the definition of the term “Warrant” with the following new text:

“‘Warrants’ means the Initial Investment Warrant, the Subsequent Investment Warrant, the Additional Investment Warrant and any other warrant issued and delivered to the Purchaser under the terms of this Agreement.”

14. Schedule I of the Purchase Agreement is hereby further amended by inserting in the appropriate alphabetical order the following new definitions:

“Additional Investment Closing” means the closing at which the Additional Investment Note is sold to the Purchaser.

“Additional Investment Closing Date” means the Business Day on which all conditions for the Additional Investment Closing have been satisfied or are capable of being satisfied, or such other date as agreed to by the Parties.

“Additional Investment Note” has the meaning set forth in Section 1.1(c).

“Additional Investment Transaction Expenses” means all out-of-pocket costs and expenses, including attorneys and accountants fees, incurred in connection with the Purchaser’s consideration of the transactions contemplated in connection with the purchase of the Additional Investment Note and this First Amendment, the preparation of the Revised Business Plan, the drafting and negotiation of definitive agreements, the execution of the First Amendment and the consummation of the transaction contemplated under the First Amendment, including but not limited to the purchase of the Additional Investment Note.

“Additional Investment Warrant” has the meaning set forth in Section 5.20.

“Additional Secured Convertible Notes” has the meaning set forth in the Senior Secured Convertible Note and the Additional Investment Note.

“Adjusted Net Proceeds” has the meaning set forth in Section 5.21.

“Asset Sales” has the meaning set forth in Section 5.21.

“First Amendment” means the First Amendment to Purchase Agreement, Company Security and Pledge Agreement, Subsidiary Security and Pledge Agreement and Registration Rights Agreement, dated as of March 13, 2008.

“Investment Agreements” has the meaning set forth in the recitals to the First Amendment.

“Net Proceeds” has the meaning set forth in Section 5.21.

“Revised Business Plan” has the meaning set forth in Section 2.6(i).

“Wind Investors” has the meaning set forth in Section 5.20.

“Wind Opportunity” has the meaning set forth in Section 5.20.

“Wind Stake” has the meaning set forth in Section 5.20.

15. The Purchaser acknowledges that, as of the date of this First Amendment, the Company is in full compliance with the provisions of Section 5.16 of the Purchase Agreement (the “Covenant”). The Purchaser reserves its right to require the Company to implement the provisions of the Covenant as promptly as practicable, and in any event within sixty days, following receipt of the Purchaser’s request.

II.	Amendments to the Company Security and Pledge Agreement.

1. Section A of the Recitals to the Company Security and Pledge Agreement is hereby deleted in its entirety and replaced by the following new text:

“Grantor and the Secured Party have entered into a Securities Purchase Agreement dated as of May 10, 2007 (as the same may be amended and restated from time to time, the “Purchase Agreement”) pursuant to which the Secured Party has agreed to purchase from the Grantor a senior secured promissory note that has an aggregate principal amount of $12,500,000 (the “Senior Secured Note”) and, in the event that Grantor obtains the Stockholder Approval as required in the Purchase Agreement, a senior secured convertible promissory note that has an aggregate principal amount of $15,000,000 (the “Senior Secured Convertible Note”), a portion of the proceeds of which shall be used to repay the Senior Secured Note, and a senior secured convertible promissory note that has an aggregate principal amount of $1,500,000 (the “Additional Investment Note”, and together with the Senior Secured Note, the Senior Secured Convertible Note and such other promissory notes as may be purchased by the Secured Party from time to time under the terms of the Purchase Agreement, the “Principal Notes”). Each of the Senior Secured Note, the Senior Secured Convertible Note and the Additional Investment Note provide, and any other Principal Notes purchased by the Secured Party may provide, for interest to be paid in kind in the form of additional secured promissory notes (the “Additional Promissory Notes”, and together with the Principal Notes, the “Promissory Notes”). The purchase and sale of the Promissory Notes is governed by the Purchase Agreement.”

2. Section B of the Recitals of the Company Security and Pledge Agreement is hereby amended by inserting the text “or the Additional Investment Note” at the end of said Section.

III.	Amendments to the Subsidiary Security and Pledge Agreement.

1. Section A of the Recitals to the Subsidiary Security and Pledge Agreement is hereby deleted in its entirety and replaced by the following new text:

“Distributed Energy Systems, Corp. (the “Company”) and the Secured Party have entered into a Securities Purchase Agreement dated as of May 10, 2007 (the “Purchase Agreement”) pursuant to which the Secured Party has agreed to purchase from the Company a senior secured promissory note that has an aggregate principal amount of $12,500,000 (the “Senior Secured Note”) and, in the event that the Company obtains the Stockholder Approval as required in the Purchase Agreement, a senior secured convertible promissory note that has an aggregate principal amount of $15,000,000 (the “Senior Secured Convertible Note”), a portion of the proceeds of which shall be used to repay the Senior Secured Note, and a senior secured convertible promissory note that has an aggregate principal amount of $1,500,000 (the “Additional Investment Note”, and together with the Senior Secured Note, the Senior Secured Convertible Note and such other promissory notes as may be purchased by the Secured Party from time to time under the terms of the Purchase Agreement, the “Principal Notes”). Each of the Senior Secured Note, the Senior Secured Convertible Note and the Additional Investment Note provide, and any other Principal Notes purchased by the Secured Party may provide, for interest to be paid in kind in the form of additional secured promissory notes (the “Additional Promissory Notes”, and together with the Principal Notes, the “Promissory Notes”). The purchase and sale of the Promissory Notes is governed by the Purchase Agreement.”

2. Section B of the Recitals of the Subsidiary Security and Pledge Agreement is hereby amended by inserting the text “or the Additional Investment Note” at the end of said Section.

IV.	Amendments to the Registration Rights Agreement.

1. Recital A of the Registration Rights Agreement is hereby amended by inserting the following new text “, and may make additional investments in the Company or one of its Affiliates from time to time,” immediately following the text “an investment in the Company” therein.

2. The definition of “Registrable Securities” is hereby amended by inserting the following new text before the period at the end of the definition “; for the avoidance of doubt, Registrable Securities includes any shares of Common Stock acquired by any Holder upon the conversion of any of the Senior Secured Convertible Note, the Additional Investment Note or any Additional Secured Convertible Notes (in each case as defined in the Purchase Agreement), or the exercise of any of the Initial Investment Warrant, the Subsequent Investment Warrant or the Additional Investment Warrant (in each case as defined in the Purchase Agreement).

V.	Miscellaneous Provisions.

1. This First Amendment may be executed in any number of counterparts. Signatures on this First Amendment may be communicated by facsimile or electronic transmission and shall be binding upon the Parties so transmitting their signatures. Counterparts with original signatures shall be provided to the other Party following the applicable facsimile or electronic transmission, provided that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Agreement. No Party shall raise facsimile or electronic delivery of a signature or the fact that any signature or agreement or instrument was transmitted or communicated by a facsimile or e-mail as a defense to the formation nor enforceability of a contract and each such Party forever waives any such defense.

2. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

3. This First Amendment is effective as of the Additional Investment Closing Date.

4. By executing and delivering a copy hereof, the Company and each Subsidiary Guarantor hereby agrees that all obligations owed to the Purchaser under the Promissory Notes and the other Transaction Documents shall be guaranteed pursuant to the Guaranties in accordance with the terms and provisions thereof and shall be secured pursuant to the Security Documents in accordance with the terms and provisions thereof.

5. The Company and each Subsidiary Guarantor, by signing below, hereby waives and releases the Purchaser, its respective affiliates and its and its affiliates’ respective directors, officers, employees, attorneys from any and all claims, offsets, defenses and counterclaims of the Company and any Subsidiary Guarantor arising on or prior to the date hereof in connection with any action or inaction taken by any such Person pursuant to this First Amendment, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

6. From and after the Additional Investment Closing Date, all references in the Purchase Agreement and each of the other Transaction Documents to any of the Investment Agreements, shall be deemed to be references to the Purchase Agreement, the Company Security Pledge Agreement, the Subsidiary Security and Pledge Agreement and the Registration Rights Agreement, as the case may be, as amended, modified and/or restated hereby.

* * *

[Signature Pages follow]

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized officers to execute and deliver this First Amendment as of the date first above written.

DISTRIBUTED ENERGY SYSTEMS CORP.

By:	/s/ Peter J. Tallian
Name:	Peter J. Tallian
Title:	CFO

NORTHERN POWER SYSTEMS, INC.
PROTON ENERGY SYSTEMS, INC.
TECHNOLOGY DRIVE, L.L.C.

By:	/s/ Peter J. Tallian
Name:	Peter J. Tallian
Title:	Vice President

PERSEUS PARTNERS VII, L.P.

By:	Perseus Partners VII GP, L.P. its general partner

By:	Perseus Partners VII GP, L.L.C. its general partner

By:	/s/ John C. Fox
Name:	John C. Fox
Title:	Senior Managing Director

[Signature Page to the First Amendment]

EXHIBIT L

DISTRIBUTED ENERGY SYSTEMS

BUSINESS PLAN AND STRATEGY

B.H. CHERRY AND P. J. TALLIAN

JANUARY 30, 2008

CONTENTS

1.	INTRODUCTION and BACKGROUND
2.	CURRENT STATE
3.	STRATEGY
4.	FINANCE
a.	Sources and uses of Cash
5.	EXECUTION AND FOCUS
a.	NW 100
b.	Megawatt Wind
c.	Power Electronics
d.	Organizational Efficiency
e.	Elimination of Non-Strategic Business Lines
6.	CONCLUSION
7.	METRICS

1. INTRODUCTION AND BACKGROUND

Distributed Energy Systems Corporation (“DESC”), a NASDAQ traded public company, is currently in a weakened financial position. In order to succeed and maximize value for all stakeholders, DESC needs to be transformed from its current state into a Wind Generation Equipment company. This transformation needs to be accomplished thoughtfully, but rapidly. The following is the summary of the plan to accomplish this transformation.

DESC was formed in 2003 thru the merger of Northern Power Systems (Northern Power) and Proton Energy Systems (Proton Energy) Corporations. Northern Power had previously been a small privately held company, initially focusing on wind generation and Proton Energy focused on hydrogen technology.

Following the merger, a significant amount of working capital, approximately $190M was available to the now merged companies. The DESC board of directors, following a distribution of a $1.00 per share dividend, determined that their best course of action was to invest this capital in the Proton Energy business and certain product lines which were under development at Northern Power.

The product lines chosen for focus at Northern Power consisted of combined heat and power (CHP) installations consisting of small conventional generating units (and occasionally renewable/solar) for the electric and heating needs of large commercial facilities. In most cases, Northern Power acted as the general contractor on these fixed price contracts. Northern Power also embarked on the installation of power supply facilities to support the needs of oil and gas pipelines in remote and politically difficult areas.

A small service business to maintain Northern Power equipment also developed. The revenue of this business grew with the acquisition of the Crown service business in 2006. This business was not profitable.

The wind product lines and associated power electronics technology, residing at Northern Power, received minimal internal funding and relied primarily on government R&D funding for advancement. The product was designed for very harsh and remote locations and was small (100Kw) and expensive relative to competitor’s equipment. The direct drive technology, eliminating the need for a gear box, is the competitive advantage of this product. Additionally, the Northern Power wind team is internationally recognized for their expertise and vision. Approximately a dozen units were sold prior to 2007. The units operate well and are recognized for their innovative design and durability. Initial development work on a larger scale (1.5 Mw) unit was also completed under a DOE grant.

The Northern Power business strategy was largely unsuccessful. In retrospect, the primary reasons for the failure were:

•	lack of clear competitive advantage in areas selected for focus

•	lack of experience in performing retrofit engineering procurement and construction (EPC) work and

•	poor estimating, execution and project control processes and procedures.

The former Proton business also generated significant losses, but has recently been more successful. However, Proton did not achieve positive cash flow through 2007.

The company, once well capitalized, did not invest in the wind and power electronics business, the one business where there is a clear competitive advantage, solid intellectual property and know-how.

2. CURRENT STATE

The wind generation equipment business remained competitive in technology but not cost or size. A cost reduction strategy has been outlined for the NW 100B and is underway. The cost reduction strategy will require both technical modifications and higher volumes in order to be successful. Detailed manufacturing plans have been prepared and work is underway to build the first three NW 100B machines for a US customer order. A 2.2Mw machine is in the concept stage and is leveraging NW 100 experience as well as the initial development work done on the 1.5Mw machine. Joint venture opportunities with experienced manufacturing companies are underway and are well beyond the initial discussion stage. The worldwide wind generation equipment business at utility scale (greater than 2 Mw) is strong (approx $ 18B) and growing at approximately 25% annually. The smaller wind turbine business is strengthening as renewable technology gains momentum world wide for environmental and substantial increases in fossil fuel costs.

The company is in the process of the final resolution of its remaining CHP project, Honeywell Stockton. The oil and gas business consists of one potential contract with Pemex, the Mexican oil national oil company. DESC is exploring the possibility of selling the rights to the Pemex contract in order to focus its management on its core wind business. Northern Power has given notice of termination to 7 of its service business customers, and is reviewing the remaining 23 customer contracts to determine if additional unprofitable contracts can be terminated or renegotiated. Company management is also working to identify a qualified purchaser of the service business.

Proton Energy is close to cash break-even and is for sale.

DESC has very limited working capital. Future opportunities for the company will require significant additional investment from outside sources of capital.

3. STRATEGY

The strategy for maximizing the value of DESC is straightforward:

•	Focus all resources on growing the wind generation product lines.

•	Take advantage of the strong and growing wind and renewable energy markets to transform DESC into a profitable wind generation equipment business.

To achieve this opportunity, significant external capital will be required. DESC will sell or complete its exit of poorly performing product lines.

The management of the business is being refocused and reorganized to narrowly concentrate on the strategy. Further workforce reductions in those areas not directly engaged in the wind equipment business will take place in the first quarter, 2008.

Because of the minimal amount of remaining cash, extreme care in cash management will continue to be exercised. A required aspect of a successful strategy is the prompt sale of Proton Energy which will provide modest additional working capital prior to potential third party investment.

Critically important is the establishment of the Northwind 100B product and technology in the marketplace. The Northern sales force, will focus exclusively on sales of this product in the US, Canadian, and Latin American markets. Sales in South America, India and Europe will be handled by manufacturer’s representatives.

The initiation of the development of the 2.2 Mw wind turbine will be done in cooperation with a large, Brazilian based manufacturer (IESA) and a US partner. The direct drive technology will be the critical technical advantage of the product. The key to creating significant value for DESC is the successful entry into the Mw marketplace.

The path to this larger opportunity will require co-venturing with large financial (e.g. Google) and strategic (e.g. AES) investors. An initial financing round of approximately $ 50MM will be required to significantly ramp up the 100Kw generator production and to develop prototype generators in the 2.2 Mw size range. Other intermediate size generation technology will also be investigated to determine whether it improves the Company’s market position.

4. FINANCE –

4.1

The Company has updated its cash balance spreadsheet and it is attached to this document (See Attachment A). The starting point for the analysis is the detailed model prepared in early November by Peter Tallian and JP Bauman. In late December, this base model was updated for current business conditions and reflected the production of 16 NW 100’s and initial, moderate development on the Megawatt program. The December model did not assume either a Proton sale or the proceeds from the sale of the Connecticut facility. The December model assumed a new investment by Perseus of $ 3M ($2.8M after expenses).

The January model, attached, established a new base case with minimum NW 100 sales and production. This base case reflects (a) the actual December ending cash position of $3.2M (vs. the prior estimate of $2.0M (b) the production and sale of 10 NW 100 units in 2008 and (c) funding for basic, minimal Megawatt development. The December ending cash position exceeds prior estimates due to earlier than anticipated A/R collections.

The January base case demonstrates the requirement for modest additional investment, beyond the $3M Perseus investment, early in Q2. It is projected that the proceeds from the potential Proton sale (approximately $3.0M after expenses) would be available by the end of Q2 08. Management is actively working to obtain timely third party investment as outlined in this document.

In addition to the base (Min NW 100 Production) January model, we have prepared an estimate of the cash requirements which are consistent with the current business plan to produce and sell 80 NW 100’s in 2008.

Assumed in the cash sources and uses are the one time tooling and start up costs of approximately $750,000 associated with the First Article of Production. Costs for the first 10 units being manufactured are assumed to be approximately $180,000/unit. Costs of $150,000/unit are assumed for Units 11 thru 80. All units are assumed to be sold at $200,000/unit.

Associated with this case, there is a requirement for approximately $2-3M of additional working capital or significant credit enhancement equivalent, beyond the January ‘08, $3M Perseus investment, to support this 80 unit plan. The need for this working capital arises starting in late Q1 08.

Working capital requirements are clearly impacted by the current credit quality of the Company. The assumptions used in the model assume up to 75% down payments required on long-lead orders. The small samples of long lead orders that have already been placed have required full pre-payment. In addition, payments by potential customers are assumed to be 10% on order, 35% paid 60 days prior to shipment, 45% paid 60 days after shipment, and the final 10% held as retention for 120 days after shipment. As the company’s prospects improve, management will work to improve payment terms for both purchases and sales. Furthermore, Perseus LLC may be able to provide credit enhancing recommendations which would have the effect of reducing working capital requirements.

5. EXECUTION and FOCUS

5.1 Northwind 100 Product Line

The Northwind 100 (“NW 100”) wind turbine, first delivered to NREL in January 2001 primarily developed through the utilization of US DOE R&D funding, was principally designed for use in harsh and remote environments. The generator utilized advanced technology to attain this low maintenance, high efficiency performance. In particular, the Northern Power permanent magnet, direct drive system eliminated the principal cause of maintenance events for other units, the gearbox.

The NW 100 technology has continued to evolve and the NW 100B is now undergoing long-term reliability testing at NREL. An improved NW 100B model is currently in final design and production of the first article for third quarter, 2008 completion. A preliminary plan for manufacturing and delivery of the first 50 units is being refined and will be finalized by the end of Q1. The program for the production of the next 200 units is being developed and will be completed by the end of Q2.

Sales of the NW 100 have been a primary focus for the last ninety days. In December, 2007, 4 NW 100A units, previously manufactured, were sold to AVEC (Alaskan Village Electrical Cooperative). 3 NW 100B Units have been sold to SED (“Sustainable Energy Development), a New England distributor for Northern Power.

With a reorganized and refocused sales force, Northern Power has set a sales target of a total of 35 NW 100B units to be sold in the first half of 2008. A total of 80 units is the target for the full year, 2008. This level of bookings represents approximately $16M of orders at the $200K unit price.

The company’s ability to manufacture the equipment required to fulfill these sales quotas is significantly dependent upon the availability of additional working capital for the procurement of long lead items in Q1. This is particularly true for Units 11-15, and any other Units which require incremental working capital prior to the sale of Proton. (See Section 4 for more details).

Note that the company will not commit to sell any units unless adequate working capital to secure needed materials and equipment is assured. Thus, in the face of a potentially successful sales campaign, cash may turn out to be the limiting factor in NW 100 sales growth.

Target markets for the NW 100B are remote village power (off grid) such as AVEC, net metering applications in the US such as SED, US government facilities and developing wind farm activities in South America and Mexico. The largest potential market for the NW 100B is the US retrofit market (primarily vintage 1980 units in California). The retrofit market is highly price sensitive due to competition with existing unit rebuilds. It is estimated that a price of approximately $ 130,000/unit is required to assure success in this market. To assure success in the retrofit marketplace, continued, meaningful cost reductions will need to be secured. A plan to achieve this cost reduction has been completed and is continuously being refined and updated. Note that penetration of the retrofit market is not assumed in the current plan.

Current manufacturing and transaction costs on the sale of less than 10 units significantly reduce product line profitability and consequently access to markets where multi unit transactions are available is critical. Therefore success in retrofit and other market channels with multiple unit sales opportunities are of significant importance to sustainable profitability.

In order to accomplish the significant increase in production capacity and associated cost reductions, substantial improvements will be required in all aspects of the production cycle. These improvements result from the need to transform the manufacturing process in Barre from a single unit approach to production to a volume assembly production cell. Additional purchasing power and requirements will support the need and value of strategic procurement capability. The sales targets outlined above will require increasing production and assembly rates beyond 200 units per year. Additional attention will be required in the quality assurance and control discipline, particularly in the assurance of quality and timely performance of sub supplier facilities.

To reiterate, sales targets for the NW 100B are:

Q1 2008		15
Q2 2008		20
Q3 2008	20
Q4 2008	25
Total 2008	80
Total 2009	120

Production targets for the first 80 units are:

Q3 2008	20
Q4 2008	35
Q1 2009		25

5.2 Utility Scale Wind Generation (NW2.2MW)

The wind energy market is currently experiencing strong growth, with market forces in place to drive this growth for the foreseeable future. Global wind capacity is expected to increase from 74GW to just over 200GW by 2011, a CAGR of 22.3%. The increase in demand for wind generation equipment began in Europe and has continued in the US as well the Asian markets. In the past 5 years for example in the EU, more than 25% of all new generation has been wind. The annual rate of installations is projected to increase from 15GW to 33.5GW by 2011. This projected increase will put significant supply pressure on the current wind turbine and underlying component supply chains. These supply chains are already at full capacity and subject to lead times of 18 to 24 months.

The strong demand and tight supply situation is creating opportunities for new wind turbine suppliers to enter the market. Clipper Wind installed the first commercial versions of its new 2.5MW wind turbine in late 2006, and currently is carrying a firm backlog of over 300MW.

This increase in market demand has been driven by:

•	Favorable energy policy, with a combination of incentives and government mandates for renewable generation and Renewable Portfolio Standards (“RPS”),

•	Substantially increased environmental awareness by users and generators, and

•	Increasing energy costs, and the increased cost effectiveness of wind as a source of electricity.

Northern Power is positioned to lead a new entry into this market. Based on the same design philosophy and technical approach as the proven NW100, Northern Power is developing the NW2.2MW utility scale wind turbine. The NW2.2MW uses an innovative direct drive, gearless drivetrain directly coupled to a high performance rotor with individual blade pitch control. The advanced design of the NW2.2MW is expected to yield the performance and reliability advantages of a direct drive configuration with comparable turbine mass, shipping logistics, and installation crane requirements as typical geared wind turbines. The full rated proprietary FlexPhase power converter allows the NW2.2MW to meet the latest grid interconnect and fault ride-through requirements, and allow operation even on relatively weak utility systems.

The wind turbine market is demanding increasing levels of energy capture and availability, ease of installation, reduced O&M costs, and advanced grid integration capabilities. The NW2.2MW uses breakthrough advances in permanent magnet generator and power electronics technology to meet these market demands, and to provide a clear alternative to today’s typical wind turbine designs.

The development program to design, build, and test the NW2.2MW wind turbine is underway, and currently in the critical design phase. Successful completion of this development program will result in two pre-production wind turbine units in operation by mid 2009, with design and performance testing underway to receive certification to international standards.

Northern Power is working to establish a strong technology position, a robust supply strategy, and strategic alliance partners in key wind markets to bring the NW2.2MW wind turbine to market. In order to successfully execute the development and commercialization program for the NW2.2MW, Northern Power requires significant additional capital as well as additional management and manufacturing support.

The completion of a consortium to manufacture the NW2.2MW will result in a Venture that has the potential to create significant value for current DESC stakeholders as well as new investors and partners. DESC is seeking investment from a select group of large financial investors and is in the process of completing a manufacturing joint venture with a large Brazilian manufacturing organization (IESA). DESC plans to secure additional expertise thru the inclusion of a strong US player with the investment appetite and the capability to play a lead role in the manufacturing and delivery of the NW2.2MW to the market.

Goals for the establishment of the Megawatt Wind Venture are below:

•	Q1 2008 Complete Agreement with lead Financial Investor

•	Q1 2008 Complete Agreement with IESA

•	Q2 2008 Complete Agreement with lead Strategic Investor

•	Q2 2008 Complete funding for first round financing

•	Q1 2009 Complete design of NW2.2MW

•	Q2 2009 Install prototypes and begin field operation

•	Q1 2010 Receive IEC certification

•	Q3 2010 Complete sale and production of 10-20 units

5.3 Power Electronics

DESC has identified power electronics capability as a potential technology gap for some wind turbine and distributed generation competitors. DESC power electronics design capability is a core competency, encompassing a wide range of skills including analytical modeling, power and control circuit design, and real-time software development. This internal capability gives the team full design capability to optimize power converter designs and capabilities for DESC wind turbine applications and potentially provide the basis for a standalone product line.

With support from NREL and DOE, DESC has developed and delivered its FlexPhase™ modular power converter. The FlexPhase product line was specifically designed to meet the needs of advanced MW class wind turbine applications, and offers high efficiency, extremely high output power quality, low generator stress, and advanced grid support and fault ride-through capabilities.

To date Distributed Energy Systems has manufactured or has in process about 50MW of FlexPhase power converters for non wind applications, including advanced motor control and grid support applications, and will use the FlexPhase system as the NW2.2 MW power converter platform.

DESC has ten power electronics patents issued or pending, the most critical of which is circuit topology that allows for high power density and less silicon switching devices (IGBT transistors).

In addition to supporting the DESC wind generator product line needs, a potential high value opportunity exists to sell, design and build FlexPhase converters in the 1-5 MW size range for other wind turbine manufacturers and third party applications unrelated to wind. Rapid growth of the wind industry in is pushing OEMs such to develop additional vendor capacity for key components, and PE is increasingly identified as an important technology in a “modern” utility grid. Limited initial efforts to sell PE technology to non DESC wind OEM’s has been disappointing thus far, therefore leading to the recommended re-evaluation of this market segment as a significant product line. This re-evaluation will be completed by the end of Q1.

5.4 Elimination of Non-Strategic Business Lines

The prior strategy of Northern Power has resulted in the company dealing with unprofitable remnants of major business lines.

5.4.1 Service

The Service business line consists of domestic and international service and an aftermarket parts business.

Due to poor contracting, several domestic service contracts are unprofitable. Northern Power has taken steps to terminate seven of these unprofitable contracts, taking advantage of their termination provisions. DESC is currently reviewing the remaining two dozen contracts to determine appropriate next steps which will facilitate the sale of the remaining business. This analysis and negotiation is a work in progress and is targeted for completion within the second quarter, 2008. The subset of profitable contracts yields approximately $1.0M of annual gross profit prior to service related SG&A. Management has concluded that this business line should be sold to generate short term cash and further allow focus on core wind generation businesses.

5.4.2 Oil and Gas.

The Oil and Gas business currently consists of a single opportunity with Pemex valued at approx $ 3MM with a contract gross profit margin of approx 25%. Northern Power is in the process of negotiating the sale of this contract to a 3rd Party. If unsuccessful, Northern will exit this business.

5.5 Organizational Efficiency.

As a result of the turbulence DESC has seen in 2007 and the evolution of its business plan, several organizational efficiency studies have been completed. These efforts examined the level of affordable headcount upon the sale of Proton Energy and the rationalization of non-core Northern Power business lines. Headcount as of December, 2007 is approximately 193. A headcount level for DESC in the 75-85 person range (direct shop labor not included) would enable wind product line and related power electronics development and initial manufacturing. Included in the headcount would be the necessary sales, marketing and business development team, required G&A staff and executive staff. The personnel reductions will be started by the end of January and will be completed by the end of the first quarter, 2008.

The management of the business will be consistent with the new mission and organizational changes will be made as required. Hiring of critical skills in manufacturing, purchasing, sales and accounting will take place within the first 120 days of 2008 and will backfill to some degree the RIF which will have occurred.

6. CONCLUSION

1.	DESC will be transformed into a Wind Generation Equipment Company to maximize value for all stakeholders.

2.	The new venture must be adequately capitalized and financed.

3.	Additional sources of capital, including the sale of Proton must be obtained in Q2 of 2008 to allow success in 3 below.

4.	All sales and marketing targets for 2008 and beyond must be met. Margins, sales and purchasing payment terms must be met and/or improved.

5.	DESC management must be narrowly focused on accomplishing the Wind Generation Goals and all others which facilitate the transformation.

6.	There must be NO new problems.

7.Metrics

The following metrics* will be used to measure progress:

1.	Continuation of the Company’s cost reduction plan that eliminates all nonessential programs as promptly as practicable:

a.	Complete 10% Runrate reduction plan by 1/31/08

b.	Implement 10% Runrate reduction plan by end of Q1

c.	Rationalize disposition of Remaining Pemex Contract by 2/15/08

2.	Bring Northwind 100 to market as soon as promptly as practical:

a.	Sale of 15 Units in Q1

b.	Sale of 20 Units in Q2

c.	Maintain manufacturing schedule consistent with delivery schedule above.

3.	Termination of unprofitable service contracts of the Company, to the extent legally possible on reasonable terms, and a recommendation regarding the disposition of the Company’s remaining service business:

a.	Complete termination of first 7 contracts by 1/31/08

b.	Complete evaluation of remaining service Contracts by 2/28/08

c.	Complete agreement for Sale or exit from business by end of Q1

4.	Evaluation of the potential for the development of the Company’s Power Electronics as a standalone product line:

a.	Decision as to whether viable separate product line by end of Q1.

5.	The use of commercially reasonable efforts to effect the prompt sale of the Company’s Proton Energy business, it being understood that the ultimate decision whether to accept or reject any offer shall be made by the Board in its sole discretion, acting in the exercise of its fiduciary duties:

a.	Complete P/S agreement with buyer by end of Q1

b.	Close sale of Proton by end of Q2

6.	Commencement of negotiations with Google.org or other strong financial player with respect to a joint venture to develop the Company’s wind turbine products:

a.	First meeting with Google prior 1/30/08

b.	Completion of investment MOU prior end of Q1

c.	Preliminary funding from Google or equivalent prior end of Q2

7.	Identification of a US-based company as an equity partner in connection with the development of the Company’s megawatt scale wind turbine:

a.	Evaluate candidate list and engage 3 candidates in discussions by end of Q1

b.	Close MOU by end of Q2

c.	Complete JV by end of Q3

*	For convenience Perseus proposed metrics and the order in which they were presented is used.

FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES. NEITHER THE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR OTHERWISE DISPOSED OF WITHOUT AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED.

No.:	[Issue Date]

WARRANT

TO PURCHASE COMMON SHARES

OF

DISTRIBUTED ENERGY SYSTEMS CORP.

1. Issuance of Warrant. FOR VALUE RECEIVED, on and after the date of issuance of this Warrant, and on the terms and subject to the conditions herein set forth, the Holder (as defined below) is entitled to purchase from Distributed Energy Systems Corp., a corporation incorporated under the laws of the State of Delaware (the “Company”), at any time before 5:00 p.m. New York time on [Date 5 years from Issue Date] (the “Termination Date”), at a price per share equal to the Warrant Price (as defined below and subject to adjustment as described below), the Warrant Stock (as defined below and subject to adjustment as described below) upon exercise of this warrant (this “Warrant”) pursuant to Section 6 hereof or conversion of this Warrant pursuant to Section 7 hereof.

2. Definitions. As used in this Warrant, the following terms have the definitions ascribed to them below:

(a) “Business Day” means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of New York, the State of Connecticut or the District of Columbia are authorized to be closed.

(b) “Commencement Date” means [Issue Date].

(c) “Common Shares” means shares of the common stock, par value $0.01 per share, of the Company.

(d) “Holder” means Perseus Partners VII, L.P., or its successors or assigns.

(e) “Purchase Agreement” means the Securities Purchase Agreement by and between the Company and Perseus Partners VII, L.P., dated May 10, 2007, as the same may be amended and restated from time to time.

(f) “Warrant Price” means $0.33, subject to adjustment as described in Section 3 hereof.

(g) “Warrant Stock” means 909,090 Common Shares, subject to adjustment as described in Section 3 hereof or in accordance with Section 7 hereof.

Any other capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

3. Adjustments and Notices. The Warrant Price and the number of shares of Warrant Stock shall be subject to adjustment from time to time in accordance with this Section 3.

(a) Adjustment for Splits and Combinations. If the Company shall at any time or from time to time after the Commencement Date effect a stock split of the outstanding Common Shares, the Warrant Price in effect immediately before that stock split shall be proportionately decreased, and, conversely, if the Company shall at any time combine the outstanding Common Shares into a smaller number of shares, the Warrant Price in effect immediately before that combination shall be proportionately increased. Any adjustment under this Section 3(a) shall become effective at the close of business on the date the stock split or combination becomes effective.

(b) Adjustment for Common Shares Dividends and Distributions. If the Company at any time or from time to time after the Commencement Date issues, or fixes a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable solely in additional Common Shares, in each such event the Warrant Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Warrant Price then in effect by a fraction (i) the numerator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the sum of the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefore, the Warrant Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Warrant Price shall be adjusted pursuant to this Section 3(b) to reflect the actual payment of such dividend or distribution.

(c) Adjustments for Other Dividends and Distributions. If the Company at any time or from time to time after the Commencement Date issues, or fixes a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable in securities of the Company other than Common Shares or other property, in each such

2

event provision shall be made so that the Holder shall receive upon exercise or conversion of this Warrant, in addition to the number of Common Shares receivable hereupon, the amount of securities of the Company or other property which such Holder would have received had this Warrant been exercised for or converted into Common Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the exercise or conversion date, retained such securities or other property receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3 with respect to the rights of the Holders of this Warrant or with respect to such other securities or other property by their terms. As used herein, the term “other property” does not include cash.

(d) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Commencement Date, the Common Shares issuable upon the exercise or conversion of this Warrant is changed into the same or a different number of shares of any class or series of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 3), then in any such event the Holder shall have the right upon the exercise or conversion of this Warrant to receive the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of Common Shares which the Holder of this Warrant could have received had such Warrant been exercised or converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided in this Warrant or with respect to such other securities or property by the terms thereof.

(e) Reorganizations. If at any time or from time to time after the Commencement Date, there is a capital reorganization of the Common Shares (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 3), as a part of such capital reorganization provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise or conversion of this Warrant the number of shares or other securities or property of the Company to which a holder of the number of Common Shares deliverable upon such exercise or conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such securities by their terms. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Holder after such capital reorganization to the end that the provisions of this Section 3 (including adjustment of the Warrant Price then in effect and the number of shares issuable upon exercise or conversion of this Warrant) shall be applicable after that event and be as nearly equivalent as practicable.

(f) Certificate of Adjustment. In each case of an adjustment or readjustment of the Warrant Price for the number of common Shares or other securities issuable upon exercise or conversion of this Warrant, the Company, at its own expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions of this Warrant and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder at the Holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment in the Warrant Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

3

(g) Adjustment to Number of Shares of Warrant Stock. In the event the Warrant Price is adjusted under any provision of this Section 3, the number of shares of Warrant Stock shall be simultaneously adjusted by multiplying the number of shares of Warrant Stock by a fraction, the numerator of which is the Warrant Price in effect immediately prior to such adjustment and the denominator of which is the Warrant Price in effect immediately after such adjustment.

(h) Notices of Record Date. Upon (i) the establishment by the Company of a record of the holders of any class of securities for the purpose of determining the holders of such securities who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the shares of the Company, any merger or consolidation of the Company with or into any other Company, or any transfer of all or substantially all the assets of the Company to any other Person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder at least twenty Business Days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Shares (or other securities) shall be entitled to exchange their Common Shares (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(i) No Impairment. The Company shall not amend its Certificate of Incorporation or Bylaws or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment as provided herein. If the Company takes any action in breach of this Warrant, the Holder shall be entitled to any and all remedies available at law or in equity.

(j) Fractional Share. No fractional share shall be issuable upon exercise or conversion of this Warrant and the number of shares to be issued shall be rounded down to the nearest whole share. If the exercise or conversion of this Warrant shall result in the issuance of any fractional share, the Company shall eliminate such fractional share by paying the Holder an amount computed by multiplying such fraction by the fair market value of a full share.

(k) Other Adjustments. If and whenever the Company shall take any action affecting or relating to the Warrants, other than any action described in this Section 3, which in the opinion of the Board would prejudicially affect the rights of the Holder, the Warrant Price and, if required, the number of Common Shares to be issued upon exercise or conversion of the

4

Warrant will be adjusted by the Board in such manner, if any, and at such time, as the Board may, in its sole discretion, subject to the approval of any stock exchange(s) on which the Common Shares are listed and posted for trading, reasonably determine to be equitable in the circumstances to such Holder.

4. No Shareholder Rights. This Warrant, by itself, as distinguished from any Common Shares purchased hereunder, shall not entitle its Holder to any of the rights of a shareholder of the Company.

5. Reservation of Stock. On and after the Commencement Date, the Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the exercise or conversion of this Warrant and all other Warrants, such number of its Common Shares as shall from time to time be sufficient to effect the exercise or conversion of this Warrant and all other Warrants; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the exercise or conversion of this Warrant and all other Warrants, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose. Issuance of this Warrant shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock issuable upon the exercise or conversion of this Warrant.

6. Exercise of Warrant.

(a) Voluntary Exercise. This Warrant may be exercised as a whole or in part by the Holder, at any time after the date of issuance of this Warrant and prior to the termination of this Warrant, by the surrender of this Warrant, together with the Notice of Exercise and Investment Representation Statement in the forms attached hereto as Attachments 1 and 2, respectively, duly completed and executed, and containing a form of signature guarantee reasonably acceptable to the Company, at the principal office of the Company, specifying the portion of the Warrant to be exercised and accompanied by payment in full of the Warrant Price in cash or by bank draft or wire transfer with respect to the shares of Warrant Stock being purchased. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the Person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, and in any event within three Business Days, the Company shall issue and deliver to the Person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise. If this Warrant shall be exercised for less than the total number of shares of Warrant Stock then issuable upon exercise, promptly after surrender of this Warrant upon such exercise, and in any event within three Business Days, the Company will execute and deliver a new warrant, dated the date hereof, evidencing the right of the Holder to the balance of this Warrant Stock purchasable hereunder upon the same terms and conditions set forth in this Warrant.

(b) Payment of Taxes. The Company will pay all transfer taxes or charges that may be imposed with respect to the issue or delivery of Common Shares upon exercise or

5

conversion of this Warrant, except for any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Common Shares in a name other than that in which this Warrant was registered.

7. Conversion. In lieu of exercising this Warrant or any portion of this Warrant, at any time the Holder of this Warrant shall have the right to convert this Warrant or any portion of this Warrant into Warrant Stock by the surrender of this Warrant, together with the written Notice of Conversion and Investment Representation Statement in the forms attached hereto as Attachments 3 and 2, respectively, duly completed and executed, and containing a form of signature guarantee reasonably acceptable to the Company, at the principal office of the Company, specifying the portion of the Warrant to be converted. The number of shares of Warrant Stock to be issued to the Holder upon such conversion shall be computed using the following formula:

X=(P)(Y)(A-B)/A

where	X =	the number of Common Shares to be issued to the Holder for the portion of the Warrant being converted.

	P =	the portion of the Warrant being converted expressed as a decimal fraction.

	Y =	the total number of Common Shares issuable upon exercise of the Warrant in full.

	A =	the fair market value of one share of Warrant Stock which means the fair market value of the Warrant Stock as of the last Business Day immediately prior to the date the Notice of Conversion is received by the Company, as reported in the principal market for such securities or, if no such market exists, as determined in good faith by the Company’s Board.

	B =	the Warrant Price on the date of conversion.

Any portion of this Warrant that is converted shall be immediately canceled. This Warrant or any portion of this Warrant shall be deemed to have been converted immediately prior to the close of business on the date of its surrender for conversion as provided above, and the Person entitled to receive the shares of Warrant Stock issuable upon such conversion shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, and in any event within three Business Days of the conversion, the Company shall issue and deliver to the Person or Persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such conversion. If the Warrant shall be converted for less than the total number of shares of Warrant Stock then issuable upon conversion, promptly after surrender of the Warrant upon such conversion, the Company will execute and deliver a new warrant, dated the date of this Warrant, evidencing the right of the Holder to the balance of the Warrant Stock purchasable hereunder upon the same terms and conditions set forth in this Warrant. If this Warrant is converted, as a whole or in part, after the occurrence of an event as to which Section 3(c) is applicable, the Holder shall receive the consideration contemplated by Section 3(c) in lieu of Common Shares.

6

8. Transfer of Warrant. This Warrant may be transferred or assigned by the Holder hereof as a whole or in part, provided that the transferor provides, at the Company’s request, an opinion of counsel or other evidence reasonably satisfactory to the Company that such transfer does not require registration under the Securities Act or any similar requirement under the securities law applicable with respect to any other applicable jurisdiction.

9. Termination. This Warrant shall terminate at 5:00 p.m. New York time on the Termination Date.

10. Governing Law; Jury Waiver. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws provisions of the State of New York or of any other state. IN THE EVENT OF ANY DISPUTE AMONG OR BETWEEN ANY OF THE PARTIES TO THIS WARRANT ARISING OUT OF THE TERMS OF THIS WARRANT, THE PARTIES HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR RESOLUTION OF SUCH DISPUTE, AND AGREE NOT TO CONTEST SUCH EXCLUSIVE JURISDICTION OR SEEK TO TRANSFER ANY ACTION RELATING TO SUCH DISPUTE TO ANY OTHER JURISDICTION. THE COMPANY AND THE HOLDER AGREE TO ACCEPT SERVICE OF PROCESS PURSUANT TO THE PROCEDURES SET FORTH IN SECTION 11. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS WARRANT.

11. Miscellaneous; Notices. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term of this Warrant may be changed or waived except by an instrument in writing signed by the Company and the Holder of this Warrant. All notices and other communications from the Company to the Holder of this Warrant shall be delivered personally, by facsimile or mailed via overnight courier, to the address, facsimile number furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address or facsimile number to the Company in writing. If such communication is delivered by facsimile, delivery shall be deemed given once the Holder receives a receipt confirmation, and if mailed via overnight courier delivery shall be deemed given on the next Business Day thereafter.

7

ISSUED: [                    ]

DISTRIBUTED ENERGY SYSTEMS CORP.

By:

Name:

Title:

Signature Page to Additional Investment Warrant

Attachment 1

NOTICE OF EXERCISE

TO:	Distributed Energy Systems Corp.

1. The undersigned hereby elects to purchase                      shares of the Warrant Stock of Distributed Energy Systems Corp. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full.

2. Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Date)	(Name of Warrant Holder)

By:

Title:

Attachment 1-1

Attachment 2

INVESTMENT REPRESENTATION STATEMENT

Common Shares

(as defined in the attached Warrant) of

Distributed Energy Systems Corp.

In connection with the purchase of the above-listed securities, the undersigned hereby represents to Distributed Energy Systems Corp. (the “Company”) as follows:

(a) The securities to be received upon the exercise of the Warrant (the “Securities”) will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer, or grant participation to such Person or to any third person, with respect to any Securities issuable upon exercise of the Warrant.

(b) The undersigned understands that the Securities issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Securities Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company’s reliance on such exemptions is predicated on the undersigned’s representations set forth herein.

(c) The undersigned agrees that in no event will it make a disposition of any Securities acquired upon the exercise of the Warrant unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) it shall have furnished the Company with an opinion of counsel or other evidence reasonably satisfactory to the Company and Company’s counsel to the effect that (A) appropriate action necessary for compliance with the Securities Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Securities Act and such laws is available and (B) the proposed transfer will not violate any of said laws.

(d) The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company’s business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company’s disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company. The undersigned represents that it is an “accredited investor” within the meaning of Regulation D of the Securities Act.

Attachment 2-1

(e) The undersigned acknowledges that the Securities issuable upon exercise or conversion of the Warrant must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold from the Company or any affiliate of the Company, the sale being through a “broker’s transaction” or in transactions directly with a “market maker” (as provided by Rule 144(f)) and the number of shares being sold during any three month period not exceeding specified limitations.

Dated:		(Typed or Printed Name)

By:
(Signature)

(Title)

Attachment 2-2

Attachment 3

NOTICE OF CONVERSION

TO: Distributed Energy Systems Corp.

1. The undersigned hereby elects to acquire                          Common Shares of Distributed Energy Systems Corp. pursuant to the terms of the attached Warrant, by conversion of              percent (            %) of the Warrant.

2. Please issue a certificate or certificates representing said shares of Common Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Date)	(Name of Warrant Holder)

By:

Title:
(Title and signature of authorized person)

Attachment 3-1